STOCK CANCELLATION AGREEMENT

This Stock Cancellation Agreement (this "Agreement"), dated as of December 23, 2025 (the "Effective Date"), is entered into by and between Stagewise Strategies Corp., a Nevada corporation (the "Company"), and Victor Balan, an individual and the Company's President, Secretary, Treasurer, Director and Chief Executive Officer (the "Stockholder").

WHEREAS, the Stockholder is the record and beneficial owner of 2,000,000 shares of the Company's common stock (the "Total Shares");

WHEREAS, the Stockholder desires to voluntarily surrender and cancel 1,000,000 shares (the "Cancellation Shares") without receiving any consideration in exchange;

WHEREAS, the Company desires to accept the surrender and effect the cancellation of the Cancellation Shares;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  Cancellation of Shares. The Stockholder agrees to surrender and cancel their interest in the 1,000,000 shares of common stock. The Stockholder also instructs the Company and its transfer agent to cancel the shares on the stock ledger. The Company will instruct its transfer agent to effect the cancellation.
  No Consideration; Waiver of Claims. The Stockholder acknowledges that the cancellation is voluntary and without expectation of future consideration from the Company. The Stockholder waives all rights related to these shares.
  Representations and Warranties of Stockholder. The Stockholder confirms they own the shares free of any encumbrances, have the authority to enter this agreement, and are doing so voluntarily.
  Further Assurances. Both parties agree to take necessary actions to implement this agreement.
  Governing Law. This agreement is governed by the laws of the State of Nevada.
  Entire Agreement. This document represents the complete agreement between the parties on this matter.

IN WITNESS WHEREOF, the parties have executed this Stock Cancellation Agreement as of the Effective Date first written above.

STAGEWISE STRATEGIES CORP.

By: /s/ Victor Balan
Name: Victor Balan
Title: President, Secretary, Treasurer, Director and Chief Executive Officer

By: /s/ Marcelo Ramon Alarcon Martinez
Name: Marcelo Ramon Alarcon Martinez
Title: Director

STOCKHOLDER

By: /s/ Victor Balan
Victor Balan